UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2008

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

Glencore Alumina Purchase Agreement

On April 16, 2008, Century Aluminum Company (“Century”) sigend an Alumina Purchase Agreement ("Agreement") with Glencore AG (“Glencore”), a subsidiary of Glencore International AG.  The Agreement which is effective as of April 14, 2008, provides that Glencore will supply Century with 290,000 metric tons (“MT”) of alumina in 2010; 365,000 MT in 2011; 450,000 MT in 2012; 450,000 MT in 2013 and 730,000 MT in 2014.  The price of the alumina is indexed to the price for primary aluminum as quoted on the London Metals Exchange.  The Agreement supersedes and replaces the term sheet agreed to by Century and Glencore on November 6, 2007, as reported in Century’s Form 8-K filed on November 13, 2007.

Glencore is Century’s largest stockholder and owns approximately 28.5% of its outstanding common stock.  Glencore is an important business partner, as a customer, a supplier of alumina to Century’s facilities and as a counterparty to its hedges.  Mr. Willy R. Strothotte, a director of Century, is Chairman of the board of directors of Glencore International AG and served as its Chief Executive Officer from 1993 through 2001.

The foregoing descriptions of the material terms of the Agreement are qualified by reference to the full text of such agreement, which will be included as an exhibit to Century's Form 10-Q for the quarter ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 22, 2008	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Vice President, Assistant General Counsel and Assistant Secretary